UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 El Camino Real Suite 2A
Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Warrant Inducement Transaction

On July 23, 2025, Palisade Bio, Inc. (the “Company”) entered into a warrant inducement agreement (the “Agreement”) with a certain accredited and institutional holder (the “Holder”) of the Company’s outstanding common stock purchase warrants originally issued on May 10, 2022, which were transferred to the Holder in July 2022 (the “July 2022 Warrants”), February 1, 2024 (the “February 2024 Warrants”), May 6, 2024 (the “May 2024 Warrants”), December 13, 2024 (the “December 2024 Warrants”), (collectively, the “Existing Warrants”) to purchase common stock of the Company (the “Warrant Shares”). Pursuant to the Agreement, the exercise price of each Existing Warrant that is being exercised will be reduced to $0.9047 per share. The Holder that exercises its Existing Warrants pursuant to the Agreement, will receive one (1) unregistered warrant (the “New Warrant”) to purchase such number of shares of common stock (“New Warrant Shares”) equal to 200% of the number of Warrant Shares issued pursuant to the exercise of the Existing Warrants.

The New Warrant will be exercisable into an aggregate of up to 8,637,810 shares of common stock beginning on the effective date of stockholder approval of the issuance of the New Warrant Shares (the “Warrant Stockholder Approval”), will have a term of exercise of five (5) years from the date of Warrant Stockholder Approval, and will have an exercise price per share equal to $0.9047.

The New Warrant will be subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the New Warrant. The New Warrant contains standard anti-dilution provisions but do not contain any price protection provisions with respect to future securities offerings of the Company.

The Holder is collectively exercising an aggregate of 4,318,905 Existing Warrants consisting of: (i) 3,000 July 2022 Warrants, (ii) 114,354 February 2024 Warrants, (iii) 922,863 May 2024 Warrants, and (iv) 3,278,688 December 2024 Warrants, which constitute all of Holder’s Existing Warrants. As a result of the exercises, the Company will issue an aggregate of 4,318,905 shares of its common stock. The shares underlying the Existing Warrants have all been registered on either registration statements on Form S-1 or Form S-3 (Registration Numbers 333-265570, 333-278389, 333-282883, and 333-279222). The closing is expected to take place on or about July 25, 2025, subject to customary closing conditions. The Company anticipates receiving gross proceeds of approximately $3.9 million, excluding closing costs and placement agent fees as further described below.

In the event that the exercise of Existing Warrants would cause the Holder to exceed the beneficial ownership limitation provisions contained in the Existing Warrants, the Company shall only issue such number of shares that would not cause the Holder to exceed the maximum amount permitted thereunder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations.

The Company agreed to file a resale registration statement registering the shares underlying the New Warrant (“Resale Registration Statement”) within thirty (30) days after July 23, 2025 and to use commercially reasonable efforts to cause the Resale Registration Statement to be effective within sixty (60) days of the initial filing date of the Resale Registration Statement.

Subject to the terms of the Agreement, the Company will be required to pay certain liquidated damages if the shares underlying the New Warrant are not registered for resale or in the event that the Company fails to remove the restrictive legend on the shares underlying the New Warrant on a timely basis as more fully described in the Agreement.

Additionally, the Company has agreed to hold an annual or special meeting of stockholders no later than sixty (60) days from July 23, 2025, for the purpose of obtaining Warrant Stockholder Approval, as required by the rules and regulations of the Nasdaq Stock Market. If the Company does not obtain Warrant Shareholder Approval at the first meeting, the Company shall call a meeting every sixty (60) days thereafter to seek Warrant Shareholder Approval until the earlier of the date on which Warrant Shareholder Approval is obtained or the New Warrants are no longer outstanding.

In the event that, following the date of Warrant Stockholder Approval, the shares underlying the New Warrant are not subject to an effective registration statement at the time of exercise, the New Warrant may be exercised on a cashless basis at any time after six (6) months from the issuance date.

The Company further agrees that until thirty (30) trading days after July 23, 2025, it will not enter into any other warrant inducement agreement with any other warrant holder that contains terms that are more favorable than those contained in the Agreement. Additionally, until thirty (30) days after July 23, 2025, neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or file any registration statement or any amendment or supplement (other than the registration statement registering the shares underlying the New Warrant).

In connection with the transactions contemplated in the Agreement, the Company agreed to pay its placement agent, Ladenburg Thalmann & Co., Inc. (the “Placement Agent”) the following compensation: (i) a cash fee equal to 8% of the gross proceeds received by the Company in the transactions contemplated by the Agreement, (ii) a management fee equal to 1% of the gross proceeds received by the Company in the transactions contemplated by the Agreement, (iii) a common stock purchase warrant to purchase such number of shares of common stock equal to 6% of the aggregate number shares issued pursuant to the exercise of Existing Warrants by the Holders with an exercise price of $1.4928 per share, and a term of five (5) years from issuance (the “Placement Agent Warrant”), and (iv) up to $75,000 of out-of-pocket expenses.

The foregoing descriptions of the Agreement, New Warrant, and the Placement Agent Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement, New Warrant, and the Placement Agent Warrant, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.01, 4.01, and 4.02, respectively.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety. The issuance of the New Warrant and Placement Agent Warrant described in Item 1.01 was made in reliance upon an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

On July 23, 2025, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached to this report as Exhibit 99.01.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
4.01	Form of New Warrant
4.02	Form of Placement Agent Warrant
10.01	Form of Warrant Inducement Agreement
99.01	Press Release Dated July 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2025	Palisade Bio, Inc.

/s/ J.D. Finley
	By:	J.D. Finley
Chief Executive Officer